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                                                                    EXHIBIT 99.2

                            CONSENT OF DIRECTOR ELECT

I hereby consent to being named in the Registration Statement on Form S-1 of North Pointe Holdings Corporation, a Michigan corporation ("North Pointe"), and in all subsequent amendments and post-effective amendments or supplements to the Registration Statement (including the prospectus contained therein and the filing of this consent as an exhibit to the Registration Statement), as a director-elect of North Pointe, with my election becoming effective no later than the effectiveness of the Registration Statement related to the offering contemplated therein.

Dated: September 1, 2005

                                              /s/ Joseph D. Sarafa
                                              --------------------------
                                              Joseph D. Sarafa